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                                                      Registration No. 333-
________________________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                               _______________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                               _______________________

                       THE INTERPUBLIC GROUP OF COMPANIES, INC.
                (Exact name of registrant as specified in its charter)

    DELAWARE                           13-1024020
(State or other jurisdiction           (I.R.S. Employer
of incorporation or organization)      Identification No.)

1271 Avenue of the Americas
    New York, New York                      10020
(Address of principal executive offices)    (zip code)

              THE INTERPUBLIC GROUP OF COMPANIES, INC. 1997 PERFORMANCE
                                    INCENTIVE PLAN
                               (full title of the plan)

                               NICHOLAS J. CAMERA, ESQ.
                       THE INTERPUBLIC GROUP OF COMPANIES, INC.
                             1271 Avenue of the Americas
                              New York, New York  10020
                       (Name and address of agent for service)

                                    (212) 399-8000
            (Telephone number, including area code, of agent for service)
                         ____________________________________

                           CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
                                  Proposed       Proposed
                                  maximum        maximum
Title of           Amount         offering       aggregate      Amount of
Securities to      to be          price per      offering       registration
be Registered      Registered     share (F1)     price (F2)     fee
________________________________________________________________________________

Common Stock       8,500,000      $46.6875     $396,843,750     $117,069.00
($.10 par value)
________________________________________________________________________________

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(F1), (F2)   In accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), calculated based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on December 15, 1997.

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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents are incorporated herein by reference and made a part hereof:

(a) Annual Report on Form 10-K of The Interpublic Group of Companies, Inc. ("IPG" or the "Company") for the year ended December 31, 1996, as amended by Amendment Number 1 on Form 10-K/A for the year ended December 31, 1996;

(b) All other reports filed by IPG pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and

(c) The description of the common stock, par value $.10 per share, of IPG (the "Common Stock") contained in its registration statements on Form 8-A, dated June 29, 1971 and October 8, 1975, respectively, as amended by Forms 8, dated February 24, 1983, June 12, 1984, September 13, 1984, June 25, 1985,
    July 15, 1987 and May 19, 1988, and the description of the Rights currently traded with the Common Stock contained in IPG's registration statement on Form 8-A, dated August 1, 1989, and amended on a Form 8, dated October 3, 1989, filed under Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

    All documents filed by IPG pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  DESCRIPTION OF SECURITIES

    Not applicable.

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Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Nicholas J. Camera, Vice President and General Counsel of IPG, has rendered the opinion filed herewith as to legality of the shares of Common Stock being registered pursuant to this Registration Statement. As of December 9, 1997, Mr. Camera owned 9,000 shares of Common Stock, of which 7,500 shares contain restrictions on their sale or transfer and held options to purchase 52,200 shares of Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware provides for extensive indemnification of present and former directors, officers, employees or agents of a Delaware corporation.

    In connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), a corporation is permitted to indemnify any person who is or was a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

    In the case of a threatened, pending or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any person who is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation is required

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to indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    The Company's By-Laws contain specific authority for indemnification by the Company of current and former directors, officers, employees or agents of the Company on terms that are substantially similar to Section 145 of the Delaware General Corporation Law. Article 6 of the By-Laws of the Company provides as follows:

         Section 6.01. ACTIONS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 6.02. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The foregoing sentence to the contrary notwithstanding, no indemnification shall be made

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    in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 6.03. INDEMNIFICATION AGAINST EXPENSES. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 or 6.02 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 6.04. AUTHORIZATION. Any indemnification under Section 6.01 or Section 6.02 hereto (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.01 and 6.02, and that he has reasonably cooperated with the Corporation in the conduct of such action, suit or proceeding. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, (or, even if it is obtainable, a quorum of disinterested directors so directs), by independent legal counsel in written opinion, or (c) by the stockholders.

         Section 6.05. PAYMENT OF EXPENSES IN ADVANCE OF FINAL DISPOSITION. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 6.04 hereof upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section.

         Section 6.06. NON-EXCLUSIVITY. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in

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    his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 6.07. APPLICATION. The provisions of this Article 6 shall not be construed to authorize indemnification in any case or for any liability or expense where such indemnification would not be lawful. They shall be applicable to claims, actions, suits and proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to acts occurring before or after the date of such adoption. If a person meets the requirements of this Article 6 with respect to some matters in a claim, action, suit or proceeding but not with respect to others, he shall be entitled to indemnification as to the former.

    The Company maintains a policy of insurance under which the Company and its directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against the Company or any director or officer of the Company by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in their respective capacities.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.


Item 8.  EXHIBITS

    The following exhibits are filed as part of this Registration Statement:

5.1 Opinion of Nicholas J. Camera, Vice President and General Counsel of IPG, as to the legality of the shares of Common Stock being registered hereby.

23.1 Consent of Nicholas J. Camera, Vice President and General Counsel of IPG (filed as part of Exhibit 5.1 hereof).

23.2     Consent of Price Waterhouse LLP.

24.      Power of attorney of directors of IPG.

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Item 9.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (a)  to include any prospectus required by Section 10(a)(3) of the 1933
         Act;

    (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

    (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

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(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or
    Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 19th day of December 1997.

                                            THE INTERPUBLIC GROUP OF COMPANIES,
                                            INC.
                                                 (Registrant)


                                            By:  PHILIP H. GEIER, JR.
                                                 PHILIP H. GEIER, JR.
                                                 Chairman of the Board,
                                                 President and Chief
                                                 Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Name                            Title                                     Date
----                            -----                                     ----

                        Chairman of the Board
                        President and Chief Executive
PHILIP H. GEIER, JR.    Officer (Principal Executive
PHILIP H. GEIER, JR.    Officer) and Director                  December 19, 1997


                        Vice Chairman-
                        Finance and Operations
EUGENE P. BEARD         (Principal Financial
EUGENE P. BEARD         Officer) and Director                  December 19, 1997



                        Vice President and
JOSEPH STUDLEY          Controller (Principal
JOSEPH STUDLEY          Accounting Officer)                    December 19, 1997

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*FRANK J. BORELLI       Director                               December 19, 1997
FRANK J. BORELLI



*REGINALD K. BRACK      Director                               December 19, 1997
REGINALD K. BRACK



*JILL M. CONSIDINE      Director                               December 19, 1997
JILL M. CONSIDINE



*JOHN J. DOONER, JR.    Director                               December 19, 1997
JOHN J. DOONER, JR.



                        Director                               December 19, 1997
FRANK B. LOWE



*LEIF H. OLSEN          Director                               December 19, 1997
LEIF H. OLSEN



*MARTIN F. PURIS        Director                               December 19, 1997
MARTIN F. PURIS



*ALLEN QUESTROM         Director                               December 19, 1997
ALLEN QUESTROM



*J. PHILLIP SAMPER      Director                               December 19, 1997
J. PHILLIP SAMPER




*By: PHILIP H. GEIER, JR.
     PHILIP H. GEIER, JR.
     Attorney-in-fact

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                                    EXHIBIT INDEX
                                    -------------


EXHIBIT TABLE NO.
-----------------


5.1 Opinion of Nicholas J. Camera, Vice President and General Counsel of IPG, as to the legality of the shares of Common Stock being registered hereby.

23.1 Consent of Nicholas J. Camera, Vice President and General Counsel of IPG (filed as part of Exhibit 5.1 hereof).

23.2     Consent of Price Waterhouse LLP.

24.      Power of attorney of directors of IPG.